EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements and related prospectuses of Stanley Black & Decker, Inc. and subsidiaries (the “Company”) of our report dated February 19, 2015, except for Notes F, O, and P, as to which the date is October 2, 2015, with respect to the consolidated financial statements and schedule of the Company, for the fiscal year ended January 3, 2015 included in this Current Report (Form 8-K) of the Company filed with the Securities and Exchange Commission.

•	Registration Statement (Form S-8 No. 2-93025)

•	Registration Statement (Form S-8 No. 2-96778)

•	Registration Statement (Form S-8 No. 2-97283)

•	Registration Statement (Form S-8 No. 33-16669)

•	Registration Statement (Form S-3 No. 33-12853)

•	Registration Statement (Form S-3 No. 33-19930)

•	Registration Statement (Form S-3 No. 33-46212)

•	Registration Statement (Form S-3 No. 33-47889)

•	Registration Statement (Form S-8 No. 33-55663)

•	Registration Statement (Form S-8 No. 33-62565)

•	Registration Statement (Form S-8 No. 33-62575)

•	Registration Statement (Form S-8 No. 333-42346)

•	Registration Statement (Form S-8 No. 333-42582)

•	Registration Statement (Form S-8 No. 333-64326)

•	Registration Statement (Form S-3 No. 333-110279)

•	Registration Statement (Form S-3 No. 333-117607)

•	Registration Statement (Form S-8 No. 333-162956)

•	Registration Statement (Form S-4 No. 333-163509)

•	Registration Statement (Form S-8 No. 333-165454)

•	Registration Statement (Form S-3 No. 333-178017)

•	Registration Statement (Form S-8 No. 333-179699)

•	Registration Statement (Form S-8 No. 333-190267)

/s/ Ernst & Young LLP
Hartford, Connecticut
October 2, 2015

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